UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2008

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2008, the registrant's Board of Directors announced that Edwin J. Depenbrok was appointed Senior Vice President and Chief Financial Officer. Mr. Depenbrok succeeds Mr. Steven T. Klitzing, who resigned from all positions with the registrant on November 14, 2007. A copy of a press release announcing the appointment is furnished herewith as Exhibit 99.1. Mr. Depenbrok will serve as a non-employee executive officer of the registrant, and will be compensated at a rate of $1,200.00 per day, up to 125 work days per year, plus reimbursement of out-of-pocket expenses. A copy of Mr. Depenbrok’s agreement with the registrant is filed herewith as Exhibit 99.2.

The registrant initially hired Mr. Depenbrok, via his firm, dbrok group, LLC, in February 2007 as a consultant to provide various financial management services. In 2001, Mr. Depenbrok formed dbrok group, LLC to provide finance and treasury management services to community banks. Mr. Depenbrok’s financial experience includes over thirty years of banking finance and operations experience, including fourteen years in senior management positions at Bank One including Chief Financial Officer of Bank One’s Retail Banking segment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

January 7, 2008	By:	John P. Hickey, Jr.

Name: John P. Hickey, Jr.
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued January 7, 2008
99.2	Services Agreement